EXHIBIT 16.1

Drake Klein Messineo, CPAs PA 2451 N. McMullen Booth Road, Suite 308 Clearwater Florida 33759-1362 855.334.0934 www.dkmcpas.com

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

May 10, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated May 10, 2013, of Red Giant Entertainment, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Drake Klein Messineo, CPAs PA
Drake Klein Messineo, CPAs PA
Clearwater, Florida